As filed with the Securities and Exchange Commission on March 18, 2021.

Registration No. 333-253991

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Gefen Landa Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	98-1577132
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

85 Medinat Hayehudim St., Building G, Floor 14

Hertzliya, Israel 4676670

+972 (9) 950-8690

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Corporation Service Company

251 Little Falls Drive

Wilmington, DE 19808

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Steven A. Seidman William H. Gump Sean M. Ewen Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, NY 10019 Tel: 212-728-8000	Ilir Mujalovic Richard Alsop Shearman & Sterling LLP 599 Lexington Avenue New York, NY 10022 Tel: 212-848-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one Class A ordinary share, $0.0001 par value per share, and one-third of one redeemable warrant(2)	28,750,000	$10.00	$287,500,000	$31,366.25
Class A ordinary shares included as part of the units(3)(4)	28,750,000	—	—	(5)
Redeemable warrants included as part of the units(3)(4)	9,583,333	—	—	(5)
Total			$287,500,000	$31,366.25(6)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)

Includes 3,750,000 units, consisting of 3,750,000 Class A ordinary shares and 1,250,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)

Pursuant to Rule 416 under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share sub-divisions, share dividends or similar transactions.

(4)

Maximum number of Class A ordinary shares and redeemable warrants, as applicable, included in the units described above, including those that may be issued upon exercise of a 45-day option granted to the underwriters described above.

(5)	No fee pursuant to Rule 457(g) under the Securities Act.
(6)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Gefen Landa Acquisition Corp. is filing this Amendment No. 1 to its registration statement on Form S-1 (File No. 333-253991) (the “Registration Statement”) as an exhibits-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) The list of exhibits preceeding the signature page of this registration statement is incorporated herein by reference.

(b) Financial Statements. See page F-1 for an index to the financial statements and schedules incorporated by reference in the Registration Statement No. 333-253991 filed on March 8, 2021.

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement.

3.1	Memorandum and Articles of Association.**

3.2	Form of Amended and Restated Memorandum and Articles of Association.**

4.1	Specimen Unit Certificate.

4.2	Specimen Ordinary Share Certificate.

4.3	Specimen Warrant Certificate (included in Exhibit 4.4).

4.4	Form of Warrant Agreement between American Stock Transfer & Trust Company and the Registrant.

5.1	Opinion of Willkie Farr & Gallagher LLP.

5.2	Opinion of Maples and Calder (Cayman) LLP, Cayman Islands Legal Counsel to the Registrant.

10.1	Form of Investment Management Trust Agreement between American Stock Transfer & Trust Company and the Registrant.

10.2	Form of Registration Rights Agreement among the Registrant, the Sponsors and the Holders signatory thereto.

10.3	Form of Private Placement Warrants Purchase Agreement between the Registrant and the Sponsors.

10.4	Form of Indemnity Agreement.**

10.5	Form of Administrative Services Agreement between the Registrant and Gefen Landa Holdings LP.**

10.6	Promissory Note, dated as of January 20, 2021, issued to Gefen Landa Holdings LP.**

10.7	Securities Subscription Agreement, dated January 20, 2021, between the Registrant and Gefen Landa Holdings LP.**

10.8	Form of Letter Agreement between the Registrant, the Sponsors and each director and officer of the Registrant.

23.1	Consent of Marcum LLP

23.2	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1).

23.3	Consent of Maples and Calder (Cayman) LLP (included in Exhibit 5.2).

24	Power of Attorney (included on the signature page to the initial filing of this Registration Statement).**

99.1	Consent of David Lee. **

99.2	Consent of Eddy Shalev. **

99.3	Consent of Kathleen Mason. **

99.4	Consent of David Glaser. **

**	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 18th day of March, 2021.

GEFEN LANDA ACQUISITION CORP.

By:	/s/ Sheldon Stein
Name: Sheldon Stein
Title: Chief Executive Officer

By:	/s/ Elan Sigal
Name: Elan Sigal
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Sheldon Stein Sheldon Stein	Chief Executive Officer (Principal Executive Officer) and Director	March 18, 2021

* Benzion Landa	Co-Executive Chairman and Director	March 18, 2021

* David Wiessman	Co-Executive Chairman and Director	March 18, 2021

/s/ Elan Sigal Elan Sigal	Chief Financial Officer (Principal Financial and Accounting Officer)	March 18, 2021

*By: /s/ Sheldon Stein

Sheldon Stein

Attorney-in-fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in its capacity as the duly authorized representative of Gefen Landa Acquisition Corp., in the City of Dallas, State of Texas, on the 18th day of March, 2021.

/s/ Sheldon Stein
Sheldon Stein, Authorized Representative

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